Exhibit 10(d)









                                   INTERCHANGE
                         FINANCIAL SERVICES CORPORATION
                           DIRECTORS' RETIREMENT PLAN
                                (AS AMENDED 2003)



                           Restated as of July 1, 2003

                                                           Table of Contents
                                                                           Page
FOREWORD     ......................................................        iii
SECTION 1           DEFINITIONS....................................        1
SECTION 2           PARTICIPATION..................................        3
2.1                 Commencement of Participation..................        3
2.2                 Information at Participation...................        3
2.3                 Continuation of Participation..................        3
SECTION 3           RETIREMENT BENEFITS............................        4
3.1                 Entitlement to Benefits........................        4
3.2                 Amount of Benefits.............................        4
3.3                 Form of Benefit Payments.......................        5
3.4                 Death Benefit..................................        6
3.5                 Life Insurance Policies or Annuity Contracts...        7
3.6                 Unfunded Plan..................................        7
SECTION 4           MISCELLANEOUS..................................        8
4.1                 Restriction Against Assignment.................        8
4.2                 Payments in the Event of Incompetence..........        8
4.3                 No Right to Continue as Director...............        8
4.4                 Discharge of Plan Obligations..................        9
4.5                 Successor Company..............................        9
SECTION 5           ADMINISTRATION OF THE PLAN.....................       10
5.1                 Administration of the Plan.....................       10
5.2                 Responsibility of Committee....................       10
5.3                 Claims Procedure...............................       10
5.4                 Limitation on Liability........................       11
5.5                 Agent for Service of Process...................       11




SECTION 6           AMENDMENT OF THE PLAN...........................      12
     6.1            Plan Amendments.................................      12
SECTION 7           DISCONTINUANCE OF THE PLAN......................      13
     7.1            Termination of Plan.............................      13
SECTION 8           CONSTRUCTION OF THE PLAN........................      14
     8.1            Construction of the Plan........................      14
     8.2            Headings........................................      14

                                    FOREWORD

Effective as of August 1, 1994, Interchange Financial Services Corporation adopted the Interchange Financial Services Corporation Directors' Retirement Plan (the "Plan").

The Plan is intended to promote the interest of Interchange Financial Services Corporation and its affiliates by providing retiring eligible members of its Board of Directors and the Board of Directors of Interchange Bank, a subsidiary of Interchange Financial Services Corporation, with retirement income.

The Interchange Financial Services Corporation Directors' Retirement Plan (As Amended 2003), hereinafter set forth, constitutes an amendment in its entirety to said Plan which is continued effective as of July 1, 2003 with respect to Participants who had not yet retired, terminated employment or died as of such date. The rights of anyone covered under the Plan prior to July 1, 2003, who retired, terminated employment or died before that date, shall be determined in accordance with the terms and provisions of the Plan in effect on the date of such retirement, termination of employment or death, except as otherwise specifically provided herein.

                                    SECTION 1
                                   DEFINITIONS

As used herein, the following terms shall have the following respective meanings, unless a different meaning is required by the context:


1.1 "Appropriate Form" means the written form provided or prescribed by the Committee for the particular purpose.

1.2  "Bank" means Interchange Bank.

1.3 "Beneficiary" means the beneficiary or beneficiaries designated to receive benefits upon the death of the Participant. The Participant shall have the right to name a beneficiary (and to change such beneficiary from time to time without notice to, or consent of, the beneficiary) to receive the deceased Participant's benefit under the Plan. Such designation shall not be effective unless filed with the Committee. In the event there is no effective designation of a beneficiary in existence at the date of the Participant's death, the death benefit shall be distributed in accordance with the Plan to the Participant's Spouse or if unmarried to the Participant's estate.

1.4 "Boards of Directors" means the Board of Directors of the Company and the Board of Directors of the Bank.

1.5 "Committee" means the Compensation Committee of the Board of Directors of the Company.
1.6 "Company" means the Interchange Financial Services Corporation, the Bank's holding company.

 1.7 "Director" means a member of either the Board of Directors of the Company or the Board of Directors of the Bank, who is not an employee of the Company or of any subsidiary or affiliate of the Company, including the Bank.

1.8 "Effective Date" means August 1, 1994.

1.9 "Participant" means a Director or former Director who is included in the Plan as provided in Section 2 hereof.

1.10 "Pensionable  Amount" means the
     greatest standard annual retainer fee paid to a Director in effect at the Director's retirement, from either the Company or the Bank.

1.11 "Plan"
     means the Interchange Financial Services Corporation Directors' Retirement Plan as herein set forth, or as it may be amended from time to time.

1.12 "Plan Year" means: (a) the five consecutive month period beginning August 1, 1994 and ending December 31, 1994; (b) the 12 consecutive month period beginning January 1, 1995 and ending December 31, 1995; and (c) each calendar year thereafter.

1.13 "Retirement Date" means the date on which the Participant actually retires.

1.14 "Service" means membership on either of the Boards of Directors (including such membership before the Effective
     Date) other than while  employed as an Employee.

1.15 "Spouse" means the spouse of a Participant at the Participant's Retirement Date.
1.16
     "Supplemental Effective Date" means July 1, 2003. 1.17 "Vested Accrued Benefit" means the benefit determined under Section 3.2 of the Plan.

                                    SECTION 2
                                  PARTICIPATION

2.1 Commencement of Participation On and after the Supplemental Effective Date, all Directors shall become Participants in the Plan. Participation shall begin on the later of the Supplemental Effective Date or the fifth anniversary of the commencement of the Director's Service, with the exception of the former directors of Bridge View Bancorp ("BVB Directors"), now directors of the Company and/or the Bank. The BVB Directors' tenure on past years of service at Bridge View Bancorp will be honored for purposes of determining their respective Vested Percentage. The benefits accrued to the BVB Directors who enter the Plan will be prospective only. No past service credit will accrue towards their benefits.

2.2 Information at Participation Upon becoming a Participant, a Director shall provide any information, on the Appropriate Form, that may be requested by the Committee for purposes of administering the Plan.
          The Participant, in completing the Appropriate Form as specified above:
          (a)  shall  agree to the  terms  of the  Plan;

          (b) shall elect, in accordance with Section 3.3, the form of his or her benefit at retirement; and

          (c) shall designate a Beneficiary or Beneficiaries to receive any benefits payable under the Plan subsequent to his or her death.

Any such election and/or designation shall be deemed to be continuing as to current and succeeding years until changed by notice to the Committee on the Appropriate Form.

2.3  Continuation of Participation
     =============================
     A Director who has become a Participant shall continue as a Participant as long as he or she continues to be a Director or is entitled to benefits under the Plan.

                                    SECTION 3
                               RETIREMENT BENEFITS

3.1  Entitlement to Benefits
     =======================
     A Participant shall have a vested percentage in the retirement benefits described under Section 3.2 based on his or her years of Service in accordance with the following schedule:

                               Number of Years     Vested Percentage
                               ===============     =================
                                 5 years or less                0%
                                 6 years                       20%
                                 7 years                       40%
                                 8 years                       60%
                                 9 years                       80%
                                10 or more years              100%

3.2  Amount of Benefits
     ==================

(a) The annual retirement benefit payable to a Participant upon his or her Retirement Date shall be equal to one-fifth of the Participant's Vested Accrued Benefit. The Participant's Vested Accrued Benefit shall equal the product of (i), (ii) and (iii) below:

(i)  his or her Pensionable Amount, multiplied by

(ii) his or her years of Service, multiplied by

(iii)his or her vested percentage as determined in Section 3.1.

(b) Notwithstanding the foregoing, the benefits payable to a Participant who was a Participant on the Supplemental Effective Date shall not be less than the greater of (i) or (ii) below:

     (i) the benefits such Participant had accrued as of such date under the terms and provisions of the Plan in effect prior to this restatement, or

     (ii) the cash value of any life insurance policy that was purchased and owned by the Company for that Participant under the terms and provisions of the Plan in effect prior to this restatement paid out in five annual installment payments.

3.3  Form of Benefit Payments
     ========================

     (a) The normal form of payment shall be the five-year period certain annuity described in Section 3.2. Under this form, after the Participant's death, his or her Beneficiary shall receive the balance of payments (if any) due during the five-year period certain.

          If both the Participant and his or her designated Beneficiary die before the five-year period expires, the balance of the payments due shall be paid to the estate of the Participant or the party or parties entitled by law to receive such payment.

          If a Participant's designated Beneficiary predeceases him or her, the Participant may designate another Beneficiary. A Participant may change his or her designated Beneficiary at any time by filing a written notice of the change with the Committee.

     (b) In lieu of the normal form of payment, the Participant may elect to receive a single lump sum payment equal to the Participant's Vested Accrued Benefit. Such election must be made by the Participant and submitted to the Committee on the Appropriate Form at the time of his or her initial participation.



3.4       Death Benefit
          =============

          (a)  Death of an Active Participant
               ==============================
               In the event of the death of an active Participant, his or her Beneficiary shall receive a lump sum death benefit equal to the greater of (i) or (ii), subject to the conditions outlined in this Section 3.4(a):

          (i) The Participant's Vested Accrued Benefit as defined in Section 3.2; or
          (ii) $200,000, if eligible.

          In order for a Participant  to be eligible for the death benefit under
          Section 3.4(a)(ii), the Participant must provide proof of insurability to the Committee in the manner deemed acceptable by the Committee. Participants who are insured as of the Supplemental Effective Date are deemed to have provided proof of insurability. A Participant maintains the right to decline the benefit provided under Section 3.4(a)(ii), if he or she does not wish to provide proof of insurability. In the event of the death of a Participant who has not provided proof of insurability to the Committee, the Beneficiary will only be entitled to the benefit provided under Section 3.4(a)(i).

          (b) Death of a Retired Participant If a retired Participant was receiving his or her benefit under Section 3.3(a) of the Plan, the death benefit shall be equal to the balance, if any, of the five-year certain only annuity. If a retired Participant received a benefit under Section 3.3(b) of the Plan, no death benefit is payable.

          Notwithstanding the foregoing, the death benefits payable to the Beneficiary of a Participant who was a Participant on the Supplemental Effective Date shall not be less than the death benefits to which such Beneficiary would have been entitled had the Participant died as of such date under the terms and provisions of the Plan in effect prior to this restatement.

3.5  Life       Insurance        Policies       or       Annuity       Contracts
     ===========================================================================
     Participants are entitled to no benefits other than those described in Sections 3.2 and 3.4. The life insurance policies or annuity contracts purchased by the Company shall be owned by the Company.

3.6  Unfunded Plan
     =============

     Benefits under the Plan will be paid from the general assets of the Bank and the Company. With respect to Participants who have served only on the Board of Directors of the Bank or the Board of Directors of the Company, the respective entity shall pay the entire cost of such benefits.

     In the event that the Bank or the Company establishes an advance accrual reserve on its books against the future expenses of benefit payments or contributions, such reserve shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Bank or the Company, subject to claims of the Bank's or the Company's creditors.

                                    SECTION 4
                                  MISCELLANEOUS

4.1        Restriction Against Assignment
---        ------------------------------

          It is a condition of the Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant in the Plan and no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any action by way of anticipating, alienating, selling, transferring, assigning, pledging, encumbering, or charging the same shall be void and of no effect; nor shall any such right, interest or benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such right, interest or benefit, except as specifically provided in this Plan. 4.2 Payments in the Event of Incompetence If any person entitled to receive any benefits hereunder is, in the judgment of the Committee, legally, physically, or mentally incapable of personally receiving and receipting for any distribution, the Committee may direct that any distribution due such person, unless claim has been made therefor by a duly appointed legal representative, be made to his or her spouse, children or other dependents, or to any other duly designated beneficiary, and any other distribution so made shall be a complete discharge of the liabilities of the Plan.

          4.3  No Right to Continue as Director
               --------------------------------

          The establishment of the Plan shall not be construed as conferring any rights upon any Director for continuation of service as a Director, nor shall it be construed as limiting in any way the right of the Company to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant under the Plan.

4.4       Discharge of Plan Obligations
          -----------------------------

          The determination of the Committee as to the identity of the proper payee of any benefit payment and the amount properly payable shall be conclusive, and payments in accordance with such determination shall constitute a complete discharge of all obligations on account thereof.

4.5       Successor Company
          -----------------
          The provisions of this Plan shall be binding upon and inure to the benefit of any successor or assign of the Company. If a successor company amends or terminates this Plan, no such amendments or termination shall adversely affect the benefits of Participants that have accrued prior to such action, the benefits of any Participant who had previously retired or the benefits of any Beneficiary receiving Plan benefits.

                                    SECTION 5
                           ADMINISTRATION OF THE PLAN

5.1       Administration of the Plan
          --------------------------
          Administration of the Plan shall be the responsibility of the Committee.

5.2       Responsibility of Committee
          ---------------------------

          Subject to Section 5.1, the Committee shall be responsible for the administration, operation and interpretation of the Plan. The Committee shall establish rules from time to time for the transaction of its business. It shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of any person or class of person. Such decisions, actions and records of the Committee shall be conclusive and binding upon the Bank and the Company and all persons having or claiming to have any right or interest in or under the Plan.

5.3       Claims Procedure
          ----------------

          In the event that any Participant or other payee claims to be entitled to a benefit under the Plan and the Committee determines that such claim should be denied in whole or in part, the Committee shall, in writing, notify such claimant within 90 days of receipt of such claim that his or her claim or her claim has been denied, setting forth the specific reasons for such denial. Such notification shall be written in a manner reasonably expected to be understood by such Participant or other payee and shall set forth the pertinent sections of the Plan relied on, and where appropriate, an explanation of how the claimant can obtain review of such denial. Within 60 days after receipt of such notice, such claimant may request, by mailing or delivery of written notice to the Committee, a review by the Committee of the decision denying the claim. If the claimant fails to request such a review within such 60-day period, it shall be conclusively determined for all purposes of this Plan that the denial of such claim by the Committee is correct. If such claimant requests a review within such 60-day period, the Participant or other payee shall have 30 days after filing a request for review to submit additional written material in support of the claim.

          Within 60 days after the later of its receipt of the request for review or the request to submit additional written material, the Committee shall determine whether such denial of the claim was correct and shall notify such claimant in writing of its determination. If such determination is favorable to the claimant, it shall be binding and conclusive. If such determination is adverse to such claimant, it shall be binding and conclusive unless the claimant notifies the Committee within 90 days after the mailing or delivery to him or her by the Committee of its determination, that the claimant intends to institute legal proceedings challenging the determination of the Committee and actually institutes such legal proceedings within 180 days after such mailing or delivery.

5.4       Limitation on Liability
          -----------------------

          The Committee shall not be liable for any act or omission on its part, excepting only its own willful misconduct or gross negligence or except as otherwise expressly provided by applicable law. To the extent permitted by applicable law, and not otherwise covered by insurance, the Company shall indemnify and save harmless the Committee members against any and all claims, demands, suits or proceedings in connection with the Plan that may be brought by Participants or by any other person, corporation, entity, government or agency thereof; provided, however, that such indemnification shall not apply with respect to acts or omissions of willful misconduct or gross negligence. The Boards of Directors, at the expense of the Company, may settle such claim or demand asserted, or suits or proceedings brought, against the Committee when such settlement appears to be in the best interest of the Company.

5.5       Agent for Service of Process
          ----------------------------
          The Committee or such other person as may from time to time be designated by the Committee shall be the agent for service of process under the Plan.

                                    SECTION 6
                              AMENDMENT OF THE PLAN


6.1       Plan Amendments
          ---------------
          This Plan may be wholly or partially amended or otherwise modified at any time by the Boards of Directors, provided, however, that no amendment or modification shall have any retroactive effect so as to deprive any person of any benefit already accrued.

                                    SECTION 7
                           DISCONTINUANCE OF THE PLAN

7.1       Termination of Plan
          -------------------
          The Plan may be terminated at any time by the Boards of Directors by written notice to the Committee at the time acting hereunder. Upon termination of the plan, no amendment or modification shall have any retroactive effect so as to deprive any person of any benefit already accrued.

                                    SECTION 8
                             CONTRUCTION OF THE PLAN

8.1       Construction of the Plan
          ------------------------
          The validity of the Plan or any of the provisions thereof shall be determined under and shall be construed according to the laws of the State of New Jersey.

8.2       Headings
          --------
          Headings or titles to sections or paragraphs in this document are for convenience of reference only and are not part of the Plan for any other purposes.